UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2006
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2006, Ann O. Baskins resigned as Senior Vice President, General Counsel and Secretary of Hewlett-Packard Company (“HP”).  In connection with Ms. Baskins’ resignation, the HR and Compensation Committee of the HP Board of Directors has reviewed and approved certain benefits to be provided to Ms. Baskins.  These benefits are reflected in a General Waiver and Release Agreement (the “Release Agreement”), dated September 28, 2006, between Ms. Baskins and HP, and a Benefits Summary Upon Resignation (the “Benefits Summary”), dated September 28, 2006, executed by Ms. Baskins and HP.  A summary of the benefits that Ms. Baskins will receive upon her resignation is provided below.

•         Ms. Baskins will retain the balance held on her behalf under the Hewlett-Packard Company 401(k) Plan, which balance includes contributions made by Ms. Baskins and HP.

•         Ms. Baskins will retain her vested rights under qualified HP retirement plans and under an HP excess benefit plan.

•         Ms. Baskins will receive additional benefits customarily provided by HP in connection with the departure of all U.S. employees, including a cash payment equal to the balance of any unused vacation time and eligibility to receive HP's continued group medical, dental and vision coverage through the Consolidated Omnibus Budget Reconciliation Act of 1995 (COBRA) for up to 18 months.

•         Ms. Baskins will have until the close of the market on November 22, 2006 to exercise her outstanding options to purchase 465,858 shares of HP’s common stock that are vested as of September 28, 2006, which options have a value of $3,658,807 based on the closing price of HP's common stock on September 27, 2006.

•         Ms. Baskins’ unvested outstanding stock options as of September 28, 2006 will expire on November 22, 2006. On November 20, 2006, the vesting of a number of Ms. Baskins’ unvested outstanding stock options, beginning with the stock options with the lowest exercise price and continuing with stock options having increasingly higher exercise prices, will be accelerated so that the aggregate intrinsic value of the accelerated stock options equals $1,000,000 on November 20, 2006, with the intrinsic value of an accelerated option calculated as the excess of the average of the high and low prices of a share of HP’s common stock on November 20, 2006 over the exercise price of such accelerated option.  Ms. Baskins will have until the close of the market on November 22, 2006 to exercise such accelerated options.

In addition to the benefits described above, the Release Agreement provides for a release by Ms. Baskins of any claims against HP and its directors, officers, agents and employees relating to her employment with HP or the termination of her employment with HP; an agreement by Ms. Baskins to cooperate with HP in connection with any internal investigation and the defense or prosecution of any claims that may be made by or against HP or in connection with any ongoing or future investigation, dispute or claim of any kind involving HP; an agreement by HP to indemnify Ms. Baskins to the fullest extent permitted under HP’s Bylaws and applicable law; an agreement by HP to advance expenses actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or other proceeding, with certain exceptions; mutual non-disparagement provisions; an agreement by Ms. Baskins not to induce any employee to terminate his or her employment with HP for a period of 12 months; and an agreement by HP to pay reasonable attorneys’ fees incurred by Ms. Baskins in connection with negotiating the Release Agreement. The Release Agreement in no way limits the ability of Ms. Baskins or HP or its officers, directors and employees to respond to or cooperate with any government inquiry or investigation or to give truthful testimony as required by law.

Copies of the Release Agreement and the Benefits Summary are filed with this report as Exhibits 10.1 and 10.2, respectively.

Item 8.01.      Other Events.

The text of the press release issued by HP relating to Ms. Baskins’ resignation entitled “HP General Counsel Resigns” is filed with this report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

Exhibit Number	Description
10.1	General Waiver and Release Agreement, dated September 28, 2006, between Ann O. Baskins and Hewlett-Packard Company (filed herewith)
10.2	Benefits Summary Upon Resignation, dated September 28, 2006, executed by Ann O. Baskins and Hewlett-Packard Company (filed herewith).
99.1	Text of press release issued by Hewlett-Packard Company, dated September 28, 2006, entitled “HP General Counsel Resigns” (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 28, 2006	By:	/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	General Waiver and Release Agreement, dated September 28, 2006, between Ann O. Baskins and Hewlett-Packard Company (filed herewith)
10.2	Benefits Summary Upon Resignation, dated September 28, 2006, executed by Ann O. Baskins and Hewlett-Packard Company (filed herewith).
99.1	Text of press release issued by Hewlett-Packard Company, dated September 28, 2006, entitled “HP General Counsel Resigns” (filed herewith).